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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the U.S. Bancorp Employee Investment Plan to be filed on or around August 1, 1997 of our report dated January 9, 1997, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 30, 1997